UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2017

LEVI STRAUSS & CO.

(Exact name of registrant as specified in its charter)

Delaware	002-90139	94-0905160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1155 BATTERY STREET

SAN FRANCISCO, CALIFORNIA 94111

(Address of principal executive offices, including zip code)

(415) 501-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 28, 2017, Levi Strauss & Co. (the “Company”) entered into an indenture (the “Indenture”) in connection with the Company’s offering of €475.0 million aggregate principal amount of 3-3/8% Senior Notes due 2027 (the “Notes”).

Wells Fargo Bank, National Association is acting as trustee and HSBC Bank plc is acting as registrar and paying agent. The Notes will bear interest at 3-3/8% per annum, payable semiannually in arrears on March 15 and September 15, commencing on September 15, 2017, and will mature on March 15, 2027.

The Notes are general senior obligations of the Company and rank equally in right of payment to the Company’s existing and future senior unsecured debt and rank senior in right of payment to the Company’s future debt that is expressly subordinated in right of payment to the Notes. The Notes are effectively subordinated to the Company’s secured indebtedness, including indebtedness under the Company’s amended and restated senior secured revolving credit facility, to the extent of the value of the collateral securing such indebtedness, and are structurally subordinated to all of the existing and future liabilities, including trade payables, of the Company’s subsidiaries.

Optional Redemption

At any time prior to March 15, 2020, the Company may redeem up to 40% of the original aggregate principal amount of the Notes with the proceeds of one or more equity offerings, at a redemption price of 103.375% of the principal amount thereof, plus accrued and unpaid interest thereon, if any.

In addition, the Company may choose to redeem all or any portion of the Notes prior to March 15, 2022, at a redemption price of 100% of the principal amount of the Notes to be redeemed plus (i) the excess of the present value on such redemption date of (A) the redemption price of such Notes to be redeemed on March 15, 2022, plus (B) all required remaining scheduled interest payments due on such Notes to be redeemed through March 15, 2022, computed using a discount rate equal to the Bund Rate plus 50 basis points, over (ii) the principal amount of such Notes to be redeemed.

On or after March 15, 2022, the Company may redeem all or a part of the Notes at the prices set forth below, plus accrued and unpaid interest, if any, if redeemed during a 12-month period beginning on March 15 of the years indicated below:

Year	Price
2022	101.688%
2023	101.125%
2024	100.563%
2025 and thereafter	100.000%

Repurchase Offer upon a Change of Control

Upon the occurrence of a change in control (as defined in the Indenture), each holder of Notes may require the Company to repurchase all or a portion of the Notes in cash at a price equal to 101% of the principal amount of Notes to be repurchased, plus accrued and unpaid interest, if any, thereon to the date of purchase. However, the Company’s amended and restated senior secured revolving credit facility limits its ability to repurchase the Notes prior to their maturity.

Other Covenants

The Indenture contains covenants that limit, among other things, the Company’s and certain of the Company’s subsidiaries’ ability to (1) incur additional debt, (2) make certain restricted payments, (3) consummate specified asset sales, (4) enter into transactions with affiliates, (5) incur liens, (6) impose restrictions on the ability of its subsidiaries to pay dividends or make payments to the Company and its restricted subsidiaries, (7) merge or consolidate with another person, and (8) dispose of all or substantially all of the Company’s assets. The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the trustee under the Indenture or holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

The offering and sale of the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and unless so registered, may not be reoffered or resold in the United States, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Registration Rights Agreement

In connection with the offering of the Notes, the Company has agreed pursuant to a Registration Rights Agreement, dated as of February 28, 2017 (the “Registration Rights Agreement”), between the Company and Merrill Lynch International, for itself and the other several initial purchasers of the Notes, to use its reasonable best efforts to register the Notes under the Securities Act so as to allow holders of the Notes to exchange the Notes for the same principal amount of a new issue of notes (the “Exchange Notes”) with substantially identical terms, except that the Exchange Notes will generally be freely transferable under the Securities Act. In addition, the Company agreed to file, under certain circumstances, one or more shelf registration statements to cover resales of the Notes. If the Company fails to satisfy these obligations and its other obligations as set forth in the Registration Rights Agreement, it will be required to pay additional interest to the holders of the Notes.

Item 8.01. Other Events

On February 23, 2017, Levi Strauss & Co. announced that it had priced the Company’s offering of €475.0 million aggregate principal amount of 3-3/8% Senior Notes due 2027. A copy of the press release is attached hereto as Exhibit 99.1.

On March 3, 2017, Levi Strauss & Co. accepted all of the 6-7/8% Senior Notes due 2022 (the “2022 Notes”) that were validly tendered by holders and not validly withdrawn pursuant to the Company’s Offer to Purchase, dated February 21, 2017, totaling $370,347,000 in principal amount, or approximately 70.5% of the outstanding 2022 Notes.

Item 9.01. Financial Statements and Exhibits

Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of February 28, 2017, by and between Levi Strauss & Co. and Wells Fargo Bank, National Association, as Trustee.

4.2	Registration Rights Agreement, dated as of February 28, 2017, by and between Levi Strauss & Co. and Merrill Lynch International.

99.1	Press Release, dated February 23, 2017, announcing Levi Strauss & Co.’s pricing of Senior Notes due 2027.

99.2	Press Release, dated February 28, 2017, announcing Levi Strauss & Co.’s completion of the private placement of Senior Notes due 2027 and tender of 2022 Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.

DATE: March 3, 2017	By:	/s/ Wade W. Webster
	Name:	Wade W. Webster
	Title:	Senior Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of February 28, 2017, by and between Levi Strauss & Co. and Wells Fargo Bank, National Association, as Trustee.

4.2	Registration Rights Agreement, dated as of February 28, 2017, by and between Levi Strauss & Co. and Merrill Lynch International.

99.1	Press Release, dated February 23, 2017, announcing Levi Strauss & Co.’s pricing of Senior Notes due 2027.

99.2	Press Release, dated February 28, 2017, announcing Levi Strauss & Co.’s completion of the private placement of Senior Notes due 2027 and tender of 2022 Notes.